U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2013

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 20, 2013, we and Trinity Asset Management International Limited (“TAMIL”), a company formed under the laws of Mauritius, entered into the Share Purchase Agreement (the “TAMIL Share Purchase Agreement”), dated as of September 19, 2013, under which TAMIL agreed to purchase 900,000 shares of our Common Stock, par value $0.001 per share, during the period ending March 25, 2014. TAMIL has agreed to purchase the first 360,000 shares on September 30, 2013 or on such later date, not later than October 25, 2013 as we and TAMIL may agree. The purchase price for the shares to be purchased and sold during this initial period is $1.00 per share. TAMIL has agreed to purchase the remaining 540,000 shares in six installments of 90,000 shares each during the period beginning October 25, 2013 and ending March 25, 2014.  The purchase price for the shares to be purchased and sold in the six installments is the greater of (i) $1.00 per share and (ii) 92% of the volume weighted average price per share for our shares for the 20 trading days ending on the third trading day prior to the closing date. A copy of the TAMIL Share Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

TAMIL has advised us that it is related to Trinity Asset Management Limited of Cape Town, South Africa, which beneficially owns 3,631,055, or 9.57%, of our shares as of September 30, 2013.

Restricted Shares

The shares purchased and to be purchased by TAMIL are restricted shares and bear a restrictive legend. In conjunction with the Share Purchase Agreement, we and TAMIL have entered into a separate registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement provides that, within 60 days after the date when TAMIL has purchased all of the shares required to be purchased under the TAMIL Share Purchase Agreement, we will file a registration statement with the Securities and Exchange Commission for the resale of the shares sold under that agreement. We are not required to file any registration statement if TAMIL does not purchase all of the shares as provided in the TAMIL Share Purchase Agreement.

A copy of the Registration Rights Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Use of Proceeds

The TAMIL Share Purchase Agreement provides that we will use the proceeds of the shares for our working capital purposes.

Need for Additional Financing

The proceeds of the shares that are subject to the TAMIL Share Purchase Agreement will not, in and of themselves, be sufficient to permit us to continue to operate at our current level of expenditure, and we must continue to seek additional funding if we are to remain in operation. Although we continue to approach investors in the United States and elsewhere to seek additional working capital funding, we cannot offer any assurances that our efforts will succeed or that we will be able to sell our shares in exchange for funding. If our efforts are not successful, we may cease our business operations.

Exemption from Registration

In the Share Purchase Agreement TAMIL represented to us that it was an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and was also not a “U. S. Person” within the meaning of Regulation S promulgated under the Securities Act. TAMIL also represented that it was not acquiring the shares under the TAMIL Share Purchase Agreement for the benefit of any U. S. Person, that it will be the sole beneficial owner of the shares and that it has not prearranged any sale to any persons in the United States. TAMIL was outside of the United States when it entered into the TAMIL Share Purchase Agreement and is expected to be outside of the United States at such time as it purchases the shares under that agreement. On the basis of the representations and warranties that TAMIL has made to us in the TAMIL Share Purchase Agreement, we believe that the sales of shares of our Common Stock under the TAMIL Share Purchase Agreements will be exempt from the registration requirements of the Securities Act.

The foregoing descriptions of the Share Purchase Agreement and the Registration Rights Agreement are subject to, and qualified in their entirety by, such agreements attached as Exhibits 10.1 and 10.2 to this Current Report, each of which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Each issuance and sale of securities by us under the three share purchase agreements referred to above in Item 1.01 is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation S promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement, dated as of September 19. 2013, between SurePure, Inc. and Trinity Asset Management International Limited

10.2	Registration Rights Agreement, dated as of September 19. 2013, between SurePure, Inc. and Trinity Asset Management International Limited

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC. (Registrant)

Date: September 26, 2013	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Purchase Agreement, dated as of September 19. 2013, between SurePure, Inc. and Trinity Asset Management International Limited

10.2	Registration Rights Agreement, dated as of September 19. 2013, between SurePure, Inc. and Trinity Asset Management International Limited